Prospectus Supplement No. 1                   Filed pursuant to Rule 424(b)(3)
dated September 7, 2006                            Registration No. 333-133243
(To Prospectus dated June 12, 2006)




                              PROSPECTUS SUPPLEMENT

                                [GRAPHIC OMITTED]












                        8,791,098 Shares of Common Stock

                         ____________________________

      This prospectus supplement relates to the offer and sale of shares of our common stock by the selling stockholders. The shares to be sold by the selling stockholders were obtained from us in a private placement of our common stock. The selling stockholders or their permitted transferees or other successors in interest may offer and sell these shares of common stock from time to time. The selling stockholders will receive all proceeds from any sales. We will not receive any of the proceeds.

      This prospectus supplement may only be delivered or used in connection with our prospectus dated June 12, 2006.

      Our common stock trades on The Nasdaq Global Market under the symbol "QRCP." On September 5, 2006, the last reported sale price of our common stock on The Nasdaq Global Market was $12.00 per share.

      Investing in our common stock involves risks. See "Risk Factors" on page 4 of the prospectus.

      Certain selling stockholders have transferred their shares of common stock to other persons. Other selling stockholders have sold part or all of their shares of common stock. The information set forth in this prospectus supplement updates information contained under the caption, "The Selling Stockholders", in the prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

          The date of this prospectus supplement is September 7, 2006.

                            THE SELLING STOCKHOLDERS

     Pursuant to a registration rights agreement dated November 14, 2005, we agreed to file a registration statement on Form S-1 or such other form under the Securities Act of 1933 for the resale of the shares with the SEC and to keep it effective for a specified period of time for the benefit of the selling stockholders. We filed a registration statement on Form S-1 (File No. 333-130259) on December 12, 2005. We filed a registration statement on Form S-3 (the "Form S-3 Registration Statement"), of which the June 12, 2006 prospectus was a part, to transfer the registration of the unsold shares of the selling stockholders in order to provide for the ability to update the information in the Form S-3 Registration Statement and the prospectus through our periodic filings with the SEC. The shares are being registered to permit public trading of the shares (without any restriction as to holding period or volume of such sales). The selling stockholders, or their permitted transferees or other successors in interest, may offer the shares for resale from time to time.

     We did not have a material relationship with any of the selling security holders during the three years prior to their acquisition of our common stock, and have not had a material relationship with any of them since that date through the date of this prospectus supplement.

     We agreed to file the Form S-3 Registration Statement with the SEC for the benefit of the selling security holders and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of:

     o the sale, transfer or other disposition of all of the shares of common stock covered by the Form S-3 Registration Statement pursuant to the Form S-3 Registration Statement or pursuant to Rule 144 under the Securities Act;

     o such time as all of the shares of our common stock registered under the Form S-3 Registration Statement and not held by affiliates of us are, in the opinion of our counsel, eligible for sale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act;

     o the shares covered by the Form S-3 Registration Statement have been sold to us or any of our subsidiaries; or

     o the second anniversary of the initial effective date of the Form S-3 Registration Statement.

     The table below shows the number of shares owned by the selling stockholders based upon information they have provided to us as of September 6, 2006. We cannot estimate the number of shares the selling stockholders will hold after completion of this offering because they may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by them. We have assumed for purposes of this table that none of the shares offered by this prospectus supplement will be held by the selling stockholders after the completion of this offering. This information is based solely on information provided by or on behalf of the selling security holders set forth below, and we have not independently verified the information.



    ----------------------------------------------------------------------------------------------------
                                                                                    Number of Shares of
                                   Number of Shares of       Number of Shares of        Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this       Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    ----------------------------------------------------------------------------------------------------
     Drake Associates L.P. (1)         30,000                       30,000                   0

    ----------------------------------------------------------------------------------------------------
     David R. Eidelman                  2,000                        2,000                   0

    ----------------------------------------------------------------------------------------------------
     Robert H. Smith                    7,700                        7,700                   0

    ----------------------------------------------------------------------------------------------------





    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     Ronald L.Gallatin                 40,000                       40,000                   0

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities           10,000                       10,000                   0
     Corp. Custodian Edward
     J. Nusrala IRA

    -------------------------------------------------------------------------------------------------------
     Surfgear and Co.(2)              244,600                      244,600                   0

    -------------------------------------------------------------------------------------------------------
     Surfline and Co.(2)              140,100                      140,100                   0

    -------------------------------------------------------------------------------------------------------
     JAM Investments, LLC(3)            4,000                        4,000                   0

    -------------------------------------------------------------------------------------------------------
     Jones Family Investment LLC(4)     3,750                        3,750                   0

    -------------------------------------------------------------------------------------------------------
     Stephen M. Notestine               3,750                        3,750                   0

    -------------------------------------------------------------------------------------------------------
     Louis D. Cohen Rev Trust          3,750                         3,750                   0

    -------------------------------------------------------------------------------------------------------
     Harry L. Dolan Trust              1,875                         1,875                   0

    -------------------------------------------------------------------------------------------------------
     Mary J. Dolan Trust               1,875                         1,875                   0

    -------------------------------------------------------------------------------------------------------
     Charles Amodei Post               1,700                         1,700                   0

    -------------------------------------------------------------------------------------------------------
     VentureSim, Inc.(5)               7,700                         7,700                   0

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities           1,842                         1,842                   0
     Corp. Custodian Martin
     Hirschhorn IRA

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities           1,900                         1,900                   0
     Corp. Custodian Howard
     C. Bluver IRA R/O

    -------------------------------------------------------------------------------------------------------
     Gary Kaplowitz                   30,000                        30,000                   0

    -------------------------------------------------------------------------------------------------------
     Richard S. Bodman                 7,700                         7,700                   0
     Revocable Trust, dated
     9/1/1998

    -------------------------------------------------------------------------------------------------------
     Hedge Capital Partners           94,000                        94,000                   0
     LLC (6)

    -------------------------------------------------------------------------------------------------------
     Bennett Family LLC (7)            5,700                         5,700                   0

    -------------------------------------------------------------------------------------------------------






    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     Johnson Revocable                10,000                        10,000                   0
     Living Trust dtd 5/18/98,
     Richard & Clasina
     Johnson trustees

    -------------------------------------------------------------------------------------------------------
     Dwayne Donald Barfell             3,800                         3,800                   0
     and Margaret Lynn Harris

    -------------------------------------------------------------------------------------------------------
     T. Ferguson Locke                 7,600                         7,600                   0

    -------------------------------------------------------------------------------------------------------
     Daniel W. & Constance             3,800                         3,800                   0
     R. Huthwaite

    -------------------------------------------------------------------------------------------------------
     Steven R. Rothstein              30,000                        30,000                   0

    -------------------------------------------------------------------------------------------------------
     HFR HE Systematic                66,480                        66,480                   0
     Master Trust(8)

    -------------------------------------------------------------------------------------------------------
     CastleRock Partners II,          15,320                        15,320                   0
     L.P.(8)

    -------------------------------------------------------------------------------------------------------
     CastleRock Partners, L.P.(8)    178,040                       178,040                   0

    -------------------------------------------------------------------------------------------------------
     CastleRock Fund, Ltd.(8)        111,720                       111,720                   0

    -------------------------------------------------------------------------------------------------------
     Bermuda Partners LP(8)           28,440                        28,440                   0

    -------------------------------------------------------------------------------------------------------
     L.H. Rich Companies(9)            6,000                         6,000                   0

    -------------------------------------------------------------------------------------------------------
     Darryl W. Copeland Jr.            4,000                         4,000                   0

    -------------------------------------------------------------------------------------------------------
     HedgEnergy Master               125,000                       125,000                   0
     Fund, L.P.(10)

    -------------------------------------------------------------------------------------------------------
     Robert C. Kettler                15,300                        15,300                   0

    -------------------------------------------------------------------------------------------------------
     Stuckey Timberland, Inc.          7,700                         7,700                   0
     (11)

    -------------------------------------------------------------------------------------------------------
     Natelli Communities               7,700                         7,700                   0
     Limited Partnership(12)

    -------------------------------------------------------------------------------------------------------
     Vestal Venture Capital(13)       22,000                        22,000                   0

    -------------------------------------------------------------------------------------------------------
     Flanagan Family Limited           7,700                         7,700                   0
     Partnership(14)

    -------------------------------------------------------------------------------------------------------





    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities           7,700                        7,700                   0
     Corp. Custodian Edward
     Fox IRA

    -------------------------------------------------------------------------------------------------------
     Robert Feinberg                  10,000                       10,000                   0

    -------------------------------------------------------------------------------------------------------
     Bard Micro-Cap Value              2,000                        2,000                   0
     Fund LP (15)

    -------------------------------------------------------------------------------------------------------
     Joseph H. Ballway                 2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     William G. Escamilla              1,500                        1,500                   0

    -------------------------------------------------------------------------------------------------------
     Sidney N. Herman                  2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Robert S. Steinbaum               2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Joanne G. Bloom IRA               2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Susan W. McMillan IRA             3,000                        3,000                   0

    -------------------------------------------------------------------------------------------------------
     William K. Kellogg III IRA        1,500                        1,500                   0

    -------------------------------------------------------------------------------------------------------
     Pierrepont Trust, MSP-32          2,000                        2,000                   0
     (15)

    -------------------------------------------------------------------------------------------------------
     Ralph A.L. Bogan Trust            2,500                        2,500                   0

    -------------------------------------------------------------------------------------------------------
     Katharine Bard Dickson            5,000                        5,000                   0
     & Mark A. Dickson

    -------------------------------------------------------------------------------------------------------
     Lorenz and Laura                  1,500                        1,500                   0
     Reibling Trust

    -------------------------------------------------------------------------------------------------------
     Laurie M. Harmon Trust            2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Suzanne R. Davis                  1,500                        1,500                   0

    -------------------------------------------------------------------------------------------------------
     Third Point                     279,000                      248,500              30,500
     Partners LP (16)

    -------------------------------------------------------------------------------------------------------
     Third Point Partners            131,500                      118,000              13,500
     Qualified L.P.(16)

    -------------------------------------------------------------------------------------------------------
     Third Point Offshore          1,381,312                    1,229,076             152,236
     Fund Ltd (16)

    -------------------------------------------------------------------------------------------------------






    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     Third Point Ultra Ltd (16)      143,500                      136,000               7,500

    -------------------------------------------------------------------------------------------------------
     Kenneth F. Rupp Roth              1,000                        1,000                   0
     IRA, Bear Stearns Sec
     Corp custodian

    -------------------------------------------------------------------------------------------------------
     Johanne S. Rupp IRA               1,000                        1,000                   0
     R/O, Bear Stearns Sec
     Corp custodian

    -------------------------------------------------------------------------------------------------------
     Leonard M. Herman Trust           5,000                        5,000                   0

    -------------------------------------------------------------------------------------------------------
     T. Michael & Patricia             1,500                        1,500                   0
     Johnson

    -------------------------------------------------------------------------------------------------------
     The WBJ Revocable                 1,500                        1,500                   0
     Trust (15)

    -------------------------------------------------------------------------------------------------------
     Carol Clark Coolidge              2,500                        2,500                   0


    -------------------------------------------------------------------------------------------------------
     Point Ventures LLC (15)           1,000                        1,000                   0

    -------------------------------------------------------------------------------------------------------
     DeFrees & Fiske                   2,500                        2,500                   0
     Retirement Trust (15)

    -------------------------------------------------------------------------------------------------------
     Henry Flynn                       2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Gordon K. Kapes                   2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Anne R. Brown                     2,500                        2,500                   0
     Irrevocable Trust

    -------------------------------------------------------------------------------------------------------
      John Bard Manulis                2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Bell Partnership                  2,000                        2,000                   0
     Retirement PL (15)

    -------------------------------------------------------------------------------------------------------
     M. Edward Sellers &               2,000                        2,000                   0
     Suzan D. Boyd

    -------------------------------------------------------------------------------------------------------
     Leland D. Boddy                   2,000                        2,000                   0
     Roth IRA

    -------------------------------------------------------------------------------------------------------
     Anne H. Ross                      2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     The Bourquin Family               2,000                        2,000                   0
     Trust(15)

    -------------------------------------------------------------------------------------------------------






    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     Rosemary Steinbaum                1,500                        1,500                   0

    -------------------------------------------------------------------------------------------------------
     Balie M. Ross                     1,500                        1,500                   0

    -------------------------------------------------------------------------------------------------------
     Gary R. Fairhead                  2,500                        2,500                   0

    -------------------------------------------------------------------------------------------------------
     Boston Partners Asset           709,765                      597,080             112,685
     Management, LLC(17)

    -------------------------------------------------------------------------------------------------------
     Mark Ristow Roth IRA              1,000                        1,000                   0
     #75096206, Bear Stearns
     Sec Corp Custodian

    -------------------------------------------------------------------------------------------------------
     Rebecca Ristow Roth               1,000                        1,000                   0
     IRA #75096205, Bear
     Stearns Securities Corp.
     Custodian

    -------------------------------------------------------------------------------------------------------
     The William K. Warren            30,000                       30,000                   0
     Foundation(18)

    -------------------------------------------------------------------------------------------------------
     Le Roy Eakin III and             11,500                       11,500                   0
     Lindsay Eakin JTWROS

    -------------------------------------------------------------------------------------------------------
     Thomas P. & Lucy G.               4,000                        4,000                   0
     Gies JTWROS

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities           1,730                        1,730                   0
     Corp. Custodian Felix R.
     Harke IRA/SEP

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities             400                          400                   0
     Corp. Custodian
     Elizabeth Sexworth IRA R/O

    -------------------------------------------------------------------------------------------------------
     Peter Westover Helms                667                          667                   0

    -------------------------------------------------------------------------------------------------------
     Bridgette Megan Helms               667                          667                   0

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities             670                          670                   0
     Corp. Stephen L.
     Harrison IRA

    -------------------------------------------------------------------------------------------------------
     Christine J. Harrison               670                          670                   0

    -------------------------------------------------------------------------------------------------------







    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     GAM Arbitrage                    94,300                       94,300                   0
     Investments Inc.(19)

    -------------------------------------------------------------------------------------------------------
     AG Super Fund                    59,400                       59,400                   0
     International Partners,
     L.P.(19)

    -------------------------------------------------------------------------------------------------------
     Nutmeg Partners,L.P.(19)         33,700                       33,700                   0

    -------------------------------------------------------------------------------------------------------
     AG MM, L.P.(19)                  17,600                       17,600                   0

    -------------------------------------------------------------------------------------------------------
     AG Super Fund, L.P.(19)         223,100                      223,100                   0

    -------------------------------------------------------------------------------------------------------
     AG Princess, L.P. (19)           13,500                       13,500                   0

    -------------------------------------------------------------------------------------------------------
     AG CNG Fund, L.P. (19)           25,700                       25,700                   0

    -------------------------------------------------------------------------------------------------------
     Commonfund Event-Driven          12,500                       12,500                   0
     Company (19)

    -------------------------------------------------------------------------------------------------------
     PHS Patriot Fund, L.P. (19)       6,700                        6,700                   0

    -------------------------------------------------------------------------------------------------------
     PHS Bay Colony                   13,500                       13,500                   0
     Fund, L.P. (19)

    -------------------------------------------------------------------------------------------------------
     John Whalen &                     3,800                        3,800                   0
     Linda D. Rabbitt

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities           7,000                        7,000                   0
     Corp. Custodian Bert
     Fingerhut Roth IRA

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities           3,000                        3,000                   0
     Corp. Custodian Caroline
     Hicks Roth IRA

    -------------------------------------------------------------------------------------------------------
     Henry Ripp IRA                    6,000                        6,000                   0

    -------------------------------------------------------------------------------------------------------
     Daniel & Pauline Paladino         3,000                        3,000                   0

    -------------------------------------------------------------------------------------------------------
     Huizenga Opportunity            154,000                      154,000                   0
     Partners, L.P. (20)

    -------------------------------------------------------------------------------------------------------
     HCM Energy Holdings,             38,500                       38,500                   0
     LLC (21)





    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     Steven Alonso                     3,500                        3,500                   0

    -------------------------------------------------------------------------------------------------------
     Investors of America,           750,000                      750,000                   0
     Limited Partnership (22)

    -------------------------------------------------------------------------------------------------------
     Brian Wilmovsky                   1,730                        1,730                   0

    -------------------------------------------------------------------------------------------------------
     Bay Pond Investors               42,800                       42,800                   0
     (Bermuda) L.P. (23)

    -------------------------------------------------------------------------------------------------------
     British Columbia Investment      35,300                       35,300                   0
     Management Corporation
     (nominee: Hare & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     Laborers' District Council       16,100                       12,100               4,000
     and Contractors' of Ohio
     Pension Fund (nominee: Tarp
     & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     Howard Hughes Medical            90,800                       65,800              25,000
     Institute (nominee:
     Mac & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     Oregon Investment               155,200                      115,200              40,000
     Council (nominee:
     Westcoast & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     New York Nurses                  52,200                       38,200              14,000
     Association Pension
     Fund (nominee:
     Ell & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     The Retirement Program           69,600                       49,600              20,000
     Plan for Employees of
     Union Carbide Corporation
     (nominee: Kane & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     Radian Group Inc.                17,000                       12,000               5,000
     (nominee: Ell & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     Public Sector Pension            85,800                       85,800                   0
     Investment Board (nominee:
     Mac & Co.) (23)

    -------------------------------------------------------------------------------------------------------





    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     WTC-CIF Emerging Companies      167,700                      122,700              45,000
     Portfolio (nominee:
     Finwell & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     The Dow Chemical Employees'      90,400                       65,400              25,000
     Retirement Plan (nominee:
     Kane & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     WTC-CTF Emerging Companies      154,800                      114,800              40,000
     Portfolio (nominee:
     Landwatch & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     Bay Pond Partners, L.P. (23)    136,700                      136,700                   0

    -------------------------------------------------------------------------------------------------------
     The Robert Wood Johnson         105,900                       75,900              30,000
     Foundation (nominee:
     Benchworthy & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     Ohio Carpenters' Pension         21,300                       20,800                 500
     Fund (nominee:
     Hammerhead & Co.) (23)

    -------------------------------------------------------------------------------------------------------
     Gregory M. Luce                   1,600                        1,600                   0

    -------------------------------------------------------------------------------------------------------
     Juliet Elizabeth Horn             2,300                        2,300                   0

    -------------------------------------------------------------------------------------------------------
     Michael Horn                      2,300                        2,300                   0

    -------------------------------------------------------------------------------------------------------
     Nadine Grelsamer                  5,000                        5,000                   0

    -------------------------------------------------------------------------------------------------------
     The Northwestern Mutual         960,000                      960,000                   0
     Life Insurance Company (24)

    -------------------------------------------------------------------------------------------------------
     Daryll & Jennifer                 1,922                        1,922                   0
     Marshall-Inman

    -------------------------------------------------------------------------------------------------------
     Andres Esteban Toro              12,500                       12,500                   0
     & Cassie Toro

    -------------------------------------------------------------------------------------------------------
     Rockbay Capital                   7,708                        7,708                   0
     Fund, LLC (25)

    -------------------------------------------------------------------------------------------------------






    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     Rockbay Capital Institutional   123,384                      123,384                   0
     Fund, LLC (25)

    -------------------------------------------------------------------------------------------------------
     Rockbay Capital Offshore        330,908                      330,908                   0
     Fund, Ltd. (25)

    -------------------------------------------------------------------------------------------------------
     James & Susan Locke TBE          16,500                       16,500                   0

    -------------------------------------------------------------------------------------------------------
     Jerald & Francine Siegel          1,000                        1,000                   0

    -------------------------------------------------------------------------------------------------------
     Peter L. Kreeger                 10,000                       10,000                   0

    -------------------------------------------------------------------------------------------------------
     Peterson Investment              38,000                       38,000                   0
     Trust (26)

    -------------------------------------------------------------------------------------------------------
     Norman Rothstein                 44,900                       44,900                   0

    -------------------------------------------------------------------------------------------------------
     Hale S. Irwin                     2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Alvin Jackson Mills Jr.           2,000                        2,000                   0

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities         267,000                      200,000              67,000
     Corp. Custodian F.B.O.
     J. Steven Emerson Roth IRA

    -------------------------------------------------------------------------------------------------------
     Bear Stearns Securities         266,100                      200,000              66,100
     Corp. Custodian F.B.O.
     J. Steven Emerson R/O IRA II

    -------------------------------------------------------------------------------------------------------
     Cynthia Rothstein                24,900                       24,900                   0

    -------------------------------------------------------------------------------------------------------
     Moore Macro Fund, L.P. (27)     353,615                      353,615                   0

    -------------------------------------------------------------------------------------------------------
     LM Moore Fund, L.P. (27)         49,000                       49,000                   0

    -------------------------------------------------------------------------------------------------------
     Edward & Jill Im JTWROS           1,922                        1,922                   0

    -------------------------------------------------------------------------------------------------------
     James Anthony &                   5,000                        5,000                   0
     Phyllis K. Syme

    -------------------------------------------------------------------------------------------------------
     A. Bartley & Maud S. Bryt         4,000                        4,000                   0

    -------------------------------------------------------------------------------------------------------





    -------------------------------------------------------------------------------------------------------
                                                                                      Number of Shares of
                                   Number of Shares of       Number of Shares of          Common Stock
                                      Common Stock              Common Stock             Owned Upon
          Name of Selling          Owned Prior to this        Offered Under this       Completion of the
           Stockholder                 Offering             Prospectus Supplement         Offering
    -------------------------------------------------------------------------------------------------------
     EBS Microcap Partners -          21,000                       21,000                   0
     Combined Portfolio (28)

    -------------------------------------------------------------------------------------------------------
     EBS Partners - Combined          93,000                       93,000                   0
     Portfolio (28)

    -------------------------------------------------------------------------------------------------------
     R&D Investment Partnership -     26,000                       26,000                   0
     Combined Portfolio (28)

    -------------------------------------------------------------------------------------------------------
     Terry P. Murphy Trust             1,538                        1,538                   0

    -------------------------------------------------------------------------------------------------------
     John E. Montgomery                  769                          769                   0

    -------------------------------------------------------------------------------------------------------
     Margaret M. Thrower               7,000                        7,000                   0

    -------------------------------------------------------------------------------------------------------
     Thomas and Kristan First          4,000                        4,000                   0

    -------------------------------------------------------------------------------------------------------
     Jennifer Elizabeth                2,300                        2,300                   0
     Cottingham

    -------------------------------------------------------------------------------------------------------
     Georgetown Preparatory            7,700                        7,700                   0
     School Inc. (29)

    -------------------------------------------------------------------------------------------------------
     Total:                        9,489,119                    8,791,098             698,021

    -------------------------------------------------------------------------------------------------------



(1) Alexander W. Rutherfurd is the portfolio manager of Drake Asset Management LLC, G.P., which is the general partner of Drake Associates L.P., and as a result, Mr. Rutherfurd and Drake Asset Management LLC, G.P. may each be deemed to beneficially own the securities held by Drake Associates L.P.

(2) Nelson Woodard is the managing director of Surfgear and Co. and Surfline and Co., and as a result he may be deemed to beneficially own the securities held by the two companies.

(3) The president of JAM Investments, LLC ("JAM") is Adam K. Bernstein, the secretary and vice president is Marc N. Duber, and the treasurer and vice president is Joseph S. Galli. Each of Messrs. Bernstein, Duber and Galli may be deemed to beneficially own the securities held by JAM.

(4) Rodney K. Jones is the authorized representative who has voting and investment power for Jones Family Investment, LLC, and as a result he may be deemed to beneficially own the securities held by Jones Family Investment, LLC.

(5) The president of VentureSim, Inc. is J. Anthony Syme, the secretary and vice president is Donald P. McDougall, the vice president is Daniel W. Huthwaite, and the treasurer and vice president is Joseph H. Szymanski. Each of Messrs. Syme, McDougall, Huthwaite and Szymanski may be deemed to beneficially own the securities held by VentureSim, Inc.

(6) Allan Rothstein is the managing member of Hedge Capital Partners LLC, and as a result he may be deemed to beneficially own the securities held by Hedge Capital Partners LLC.

(7) LuAnn L. Bennett is the managing member of Bennett Family LLC, and as a result she may be deemed to beneficially own the securities held by Bennett Family LLC.

(8) CastleRock Management LLC is the general partner of CastleRock Partners L.P. and CastleRock Partners II, L.P. Ellen H. Adams and Paul P. Tanico are managing members of CastleRock Management LLC. CastleRock Asset Management, Inc. is the investment advisor to CastleRock Fund, Ltd., Bermuda Partners, LP and HFR HE Systematic Master Trust. Ms. Adams and Mr. Tanico are the principals of CastleRock Asset Management, Inc. Ms. Adams, Mr. Tanico, CastleRock Management LLC and CastleRock Asset Management, Inc. may each be deemed to beneficially own the securities held by CastleRock Partners, L.P., CastleRock Partners II, L.P., CastleRock Fund, Ltd., Bermuda Partners, LP and HFR HE Systematic Master Trust.

(9) Steven Spector is the trustee and partner of L.H. Rich Companies, and as a result he may be deemed to beneficially own the securities held by L.H. Rich Companies.

(10) Moncrief Willingham Energy Advisers LP ("Moncrief Willingham") is the general partner of HedgEnergy Master Fund, L.P. ("HedgEnergy"). The principals of Moncrief Willingham are B.J. Willingham and Lee P. Moncrief. Moncrief Willingham and Messrs. Willingham and Moncrief may each be deemed to beneficially own the securities held by HedgEnergy.

(11) Wade B. Hall is the president of Stuckey Timberland, Inc., and as a result he may be deemed to beneficially own the securities held by Stuckey Timberland, Inc.

(12) Thomas A. Natelli is the Chief Executive Officer of Natelli Communities Limited Partnership ("Natelli"), and William J. Moore is the Chief Financial Officer of Natelli. Messrs. Natelli and Moore may each be deemed to beneficially own the securities held by Natelli.

(13) 21st Century Strategic Investment Planning, LC ("21st Century") is the general partner of Vestal Venture Capital. Allan R. Lyons is the sole owner and managing member of Vestal Venture Capital. 21st Century and Mr. Lyons may each be deemed to beneficially own the securities held by Vestal Venture Capital.

(14) E.O. Flanagan LLC ("E.O. Flanagan") is the general partner of Flanagan Family Limited Partnership. Managers of E.O. Flanagan are Robert John Flanagan and Elizabeth O'Brien Flanagan. E.O. Flanagan, Mr. Flanagan and Ms. Flanagan may each be deemed to beneficially own the securities held by Flanagan Family Limited Partnership.

(15) Timothy B. Johnson is the president of Bard Associates, Inc., which is the investment manager of Bard Micro-Cap Value Fund LP, Bell Partnership Retirement Plan, Pierrepont Trust MSP-32, Point Ventures LLC, WBJ Revocable Trust, DeFrees & Fiske Retirement Trust and The Bourquin Family Trust (the "Bard Entities"), and as a result may be deemed to beneficially own the shares held by the Bard Entities. Mr. Johnson disclaims beneficial ownership of the shares held by the Bard Entities.

(16) Third Point LLC ("Third Point") is the investment manager and adviser to Third Point Partners LP, Third Point Partners Qualified L.P., Third Point Offshore Fund Ltd, and Third Point Ultra Ltd (collectively, the "Third Point Funds and Accounts"). Daniel S. Loeb is the Chief Executive Officer and sole owner of Third Point. Mr. Loeb and Third Point may each be deemed to beneficially own the shares of common stock owned by the Third Point Funds and Accounts for which Third Point serves as the investment manager and adviser.

(17) Boston Partners Asset Management, LLC ("Boston Partners") is the investment adviser on behalf of various beneficial owners. Harry Rosenbluth has discretionary authority over the accounts of various beneficial owners and may be deemed to beneficially own the securities held in such accounts of the beneficial owners.

(18) Mark A. Buntz is the Chief Financial Officer of The William K. Warren Foundation (the "Foundation") and as a result of having discretionary investment authority, Mr. Buntz may be deemed to have beneficial ownership over the shares owned by the Foundation. Mr. Buntz disclaims beneficial ownership of these shares.

(19) Angelo, Gordon & Co., L.P. ("Angelo Gordon") is the investment manager to AG Princess, L.P., AG CNG Fund, L.P., Commonfund Event-Driven Company, AG MM, L.P., Nutmeg Partners, L.P., AG Super Fund International Partners, L.P., GAM Arbitrage Investments Inc., AG Super Fund, L.P., PHS Patriot Fund, L.P. and PHS Bay Colony Fund, L.P. (the "Angelo Funds"). John M. Angelo and Michael L. Gordon are the principal executive officers of Angelo Gordon and may each be deemed to beneficially own the securities held by the Angelo Funds. Messrs. Angelo and Gordon disclaim beneficial ownership of the shares held by the Angelo Funds.

(20) Peter H. Huizenga is the manager of Huizenga Opportunity Partners, L.P. ("Huizenga Partners"), and as a result he may be deemed to beneficially own the securities held by Huizenga Partners.

(21) Peter H. Huizenga is the manager of HCM Energy Holdings, LLC ("HCM"). The Timothy D. Huizenga Trust, The Betsy Huizenga Bradley Family Trust, The Greta Huizenga Family Trust and The Peter H. Huizenga, Jr. Trust (collectively, the "Trusts") are all members of HCM. Each of Mr. Huizenga and the Trusts may be deemed to beneficially own the securities held by HCM.

(22) James F. Dierberg is the president of Investors of America, Limited Partnership ("Investors of America"), and as a result he may be deemed to beneficially own the securities held by Investors of America.

(23) Wellington Management Company, LLP ("Wellington") is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, is deemed to share beneficial ownership over the shares held by its client accounts.

(24) Northwestern Investment Management Company, LLC ("NIMC") is the investment adviser to The Northwestern Mutual Life Insurance Company ("NMLIC"). NIMC therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. Jerome R. Baier is a portfolio manager for NIMC and manages NMLIC's portfolio and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the "Act"), the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of
Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this registration statement.

(25) Rockbay Capital, Fund, LLC, Rockbay Capital Institutional Fund, LLC, and Rockbay Capital Offshore Fund, Ltd. (collectively, the "Funds") are the record owners of all shares. The Funds are advised by Rockbay Capital Management, LP (the "Rockbay"), and Rockbay is indirectly controlled by Atul Khanna and Jonathan Baron (the "Reporting Individuals"). Rockbay and each of the Reporting Individuals, with the power to exercise investment discretion, may be deemed to be the beneficial owners of all shares owned by the Funds. Each of the Reporting Individuals and Rockbay disclaims any beneficial ownership of any such shares.

(26) Claudia M. Sensi is the trustee of Peterson Investment Trust, and as a result may be deemed to beneficially own the securities held by Peterson Investment Trust.

(27) Louis Bacon is the Chief Executive Officer of Moore Macro Fund, L.P. and Moore Capital Management, LLC, and as a result he may be deemed to beneficially own the shares held by Moore Macro Fund, L.P. and Moore Capital Management, LLC.

(28) Ronald L. Eubel is the general partner of EBS Partners - Combined Portfolio and EBS Microcap Partners - Combined Portfolio (the "EBS Partnerships"). Chris Eubel is the general partner of R&D Investment Partnership - Combined Portfolio ("R&D"). Messrs. R. Eubel and C. Eubel may exercise voting or dispositive authority over shares held by the EBS Partnerships and R&D. EBS Asset Management is the investment advisor to the EBS Partnerships and R&D. The power to vote or dispose of shares held by the EBS Partnerships and R&D is also exercised by two committees of EBS Asset Management, an investment policy committee and a research group (the "Committees"). The members of the Committees are Mark E. Brady, Mr. R. Eubel, Robert J. Suttman II, Bernard J. Holtgreive, William E. Hazel, Paul D. Crichton, Kenneth E. Leist, Michael Higgins and Aaron Hillman. Each of

Messrs. C. Eubel, R. Eubel, Brady, Suttman, Holtgreive, Hazel, Crichton, Leist, Higgins and Hillman and EBS Asset Management may be deemed to beneficially own the shares held by the EBS Partnerships and R&D.

(29) The president of Georgetown Preparatory School, Inc. ("Georgetown") is William L. George, the chief financial officer is Robert W. Posniewski, and the headmaster is Edward M. Kowalchick. Each of Messrs. George, Posniewski and Kowalchick may be deemed to beneficially own the securities held by Georgetown.

      The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which the information in the table is presented. Information concerning the selling security holders may change from time to time and any such changed information will be set forth in prospectus supplements or, to the extent required, post-effective amendments to the Form S-3 Registration Statement.

      Each selling security holder who is an affiliate of a broker-dealer has informed us that such selling security holder purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

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                                8,791,098 Shares

                           Quest Resource Corporation

                                  Common Stock

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                              PROSPECTUS SUPPLEMENT

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                                September 7, 2006





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